UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2007 (January 8, 2007)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA 30308
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. George C. Guynn
On January 8, 2007, the Company’s Board of Directors appointed George C. Guynn to fill a newly created vacancy on the Company’s Board of Directors. In accordance with the Company’s restated articles of incorporation, Mr. Guynn will serve as a member of the Company’s Board of Directors until the Company’s 2007 annual meeting of shareholders.
Mr. Guynn, a retired President and Chief Executive Officer of the Federal Reserve Bank of Atlanta, was recommended to the Company’s Board of Directors by its Nominating, Compensation and Governance Committee.
There are no arrangements or understandings between Mr. Guynn and any other person pursuant to which Mr. Guynn was appointed as a director. The Company’s Board of Directors has determined that Mr. Guynn does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and, as a result, is independent. In making this determination, the Company’s Board of Directors considered all relevant facts and circumstances known to it, including the corporate governance listing standards of the New York Stock Exchange. There are no transactions in which Mr. Guynn has an interest requiring disclosure under Item 404(a) of Regulation S-K. At the time of his appointment to the Company’s Board of Directors, Mr. Guynn was not appointed to serve as a member of any committee of the Company’s Board of Directors and no such membership in the future has been determined at this time.
For service as a non-employee director during fiscal 2007, Mr. Guynn will receive an annual retainer of $24,000, prorated for the portion of the year in which he serves as a director. As a non-employee director, Mr. Guynn is required to receive at least one-half of his annual retainer in the form of shares of the Company’s restricted stock and may elect to receive the remainder of his annual retainer in cash or in shares of the Company’s restricted stock. Mr. Guynn will receive a $1,250 meeting fee for each meeting of the Company’s Board of Directors attended (or committee meeting attended, if and when he is appointed to a committee).
Mr. Thomas C. Gallagher
Following the addition of Mr. Guynn as an independent director on the Company’s Board of Directors, Mr. Thomas C. Gallagher resigned as a member of the Company’s Board of Directors, effective January 8, 2007. Mr. Gallagher had served on the Company’s Board of Directors since 1991.
A press release issued by the Company in connection with the changes to the Company’s Board of Directors is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On January 8, 2007, in connection with the appointment of Mr. Guynn to serve as a director of the Company, the Board of Directors of the Company amended the Company’s bylaws to increase the number of members on the Company’s Board of Directors to 11. A copy of the Company’s bylaws, as restated to reflect the amendment, is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 3.1	Bylaws of Oxford Industries, Inc. as amended.

Exhibit 99.1	Press Release of Oxford Industries, Inc., dated January 8, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

January 8, 2007	/s/ Thomas C. Chubb III

Name: Thomas C. Chubb III Title: Executive Vice President